UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2009, Alliance One International, Inc. (“we” or “Alliance One”) entered into an amendment to its Credit Agreement (the “Credit Agreement”) dated as of July 2, 2009, among it, its subsidiaries, Intabex Netherlands B.V. and Alliance One International AG, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent. Among other things, the amendment amends the Credit Agreement to permit Alliance One to issue up to an additional $100,000,000 of our 10% Senior Notes due 2016 within 90 days from the date of the amendment. The description of the amendment set forth herein is qualified in its entirety by reference to the amendment filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 26, 2009, we issued $100 million principal amount of our 10% Senior Notes due 2016 (the “Additional Notes”) pursuant to an Indenture dated July 2, 2009, as amended and supplemented by a First Supplemental Indenture dated as of August 26, 2009, among Alliance One, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent. The Additional Notes were priced at 97.500% of the face value, for gross proceeds of $97.5 million and representing a yield to maturity of approximately 10.512%.

The Additional Notes have identical terms as our 10% Senior Notes due 2016 issued on July 2, 2009 (the “Initial Notes”), other than with respect to the date of issuance and issue price. The terms of the Initial Notes are described in Item 2.03 of our Current report on Form 8-K dated July 9, 2009, which description is incorporated by reference herein. The Additional Notes form a part of the same series as the Initial Notes, and the aggregate principal amount of outstanding notes of this series, including the Additional Notes, is $670 million. We refer to the Initial Notes and the Additional Notes collectively as the “Senior Notes.”

In connection with the issuance of the Additional Notes, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed to:

•

file a registration statement as soon as practicable, but no later than 180 days after July 2, 2009, enabling holders of the Senior Notes to exchange the privately placed Senior Notes for registered Senior Notes with identical terms;

•	use all commercially reasonable efforts to cause the registration statement to become effective as soon as practicable, but no later than 270 days after July 2, 2009;

•	use all commercially reasonable efforts to consummate the exchange offer within 30 business days after the effective date of the registration statement; and

•

use all commercially reasonable efforts to file a shelf registration statement for the resale of Senior Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

If the appropriate registration statement does not become or remain effective, or if the exchange offer is not completed, in each case within specified time periods, additional interest will accrue and be payable with respect to the Senior Notes. The description of the Registration Rights Agreement set forth herein is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On August 26, 2009, Alliance One issued a press release announcing the completion of the offering of the Additional Notes. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 4.1 – First Supplemental Indenture dated as of August 26, 2009 among Alliance One International, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent

Exhibit 10.1 – First Amendment to Credit Agreement dated as of August 24, 2009 among Alliance One International, Inc., Intabex Netherlands B.V., Alliance One International AG, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent

Exhibit 10.2 – Registration Rights Agreement dated as of August 26, 2009 between Alliance One International, Inc. and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, relating to 10% Senior Notes due 2016

Exhibit 99.1 – Press release of Alliance One International, Inc. dated August 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Joel Thomas
Joel Thomas
Vice President – Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	First Supplemental Indenture dated as of August 26, 2009 among Alliance One International, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent

10.1	First Amendment to Credit Agreement dated as of August 24, 2009 among Alliance One International, Inc., Intabex Netherlands B.V., Alliance One International AG, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent

10.2	Registration Rights Agreement dated as of August 26, 2009 between Alliance One International, Inc. and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, relating to 10% Senior Notes due 2016

99.1	Press release of Alliance One International, Inc. dated August 26, 2009

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